Endeavor Explorations Inc.
114 West Magnolia Street, #400-102
Bellingham, Washington 98225
Telephone/Facsimile: (206) 338-2649

OTC: BB Symbol:  EAVR
Berlin WKN Number: A0M9U0

PRESS RELEASE                                                                                                                                December 12, 2008

Endeavor receives a Technical Report 43-101 on the Don Lake Property

Endeavor Exploration Inc. is please to announce it has received a NI 43-101 Technical Report on the Don Lake Property. The report was repaired by Derrick Strickland , P.Geo. and is available on the companies website at www.endeavorexplorationsinc.com

A summary of the findings of the report is provided in the following paragraphs:

In the 1960’s Matrix Exploration Ltd. undertook an exploration program. They drilled 3,937 feet in 26 diamond drill holes over three zones A, B and C.  Nineteen of these holes contained radioactive sections, and significant values over mineable widths were intersected.  The highest assay obtained was 10.7% U3O8 (9.08% U) from a 1-foot intersection in hole No. 23.  Drill hole No. 23 is approximately 300 ft away from hole No. 1, drilled by Eldorado in 1950, from which a 2-foot section averaging 2% U3O8 (1.7% U) was reported.

During the site visit Mr. Strickland collected 5 surface grab samples with values as high as 3.93% U, see table below.

Sample	U %
DL08-01	2.05
DL08-02	3.85
DL08-03	0.114
DL08-04	3.93
DL08-05	0.26

Based on a review of the data a two-stage exploration program is recommended: Stage 1—the collection, compilation and integration of all available geophysical, geological and geospatial data, from government and private company files and a 1000 metre drill program to verify historical data; Stage 2 -- if warranted, a 3,000 metre drill program.”

Walter Stunder President and CEO stated "Endeavor has drill permits which will be adjusted to a winter drilling program and recommendations contained in the 43-101 Geological Report. We are well positioned."

For further information or the view the report in it’s entirety please visit the Company's web site at www.endeavorexplorationsinc.com

On behalf of the Board of Directors,

/s/ Walter Stunder
Walter Stunder
President & CEO

Tel/Fax: (206) 338-2649 email: endeavorexplorationsinc@yahoo.com
Web: http://www.endeavorexplorationsinc.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. This communication to shareholders and the public contains certain forward-looking statements. Actual results may differ materially from those indicated by such statements. All statements, other than statements of historical fact, included herein, including, without limitations statements regarding future production, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No Stock Exchange has reviewed nor accepts responsibility for the adequacy or accuracy of this release.